================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                  July 9, 1999

                               KASPER A.S.L., LTD.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)





         DELAWARE                     0-24179              22-3497645
         --------                     -------              ----------
(State of other Jurisdiction      (Commission File     (I.R.S. Employer
of Incorporation)                  Number)              Identification Number)




               77 METRO WAY
           SECAUCUS, NEW JERSEY                               07094
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                   (Zip Code)



                                 (201) 864-0328
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

813013 v.1

                                EXPLANATORY NOTE

           This Current Report on Form 8-K/A amends and restates in its entirety
Item 7 of the Current Report on Form 8-K of Kasper
A.S.L., Ltd. (the "Company"), dated July 13, 1999 (the "Original 8-K").

                           FORWARD-LOOKING STATEMENTS

           The statements contained in this Current Report on Form 8-K/A that are not historical facts are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Act of 1934, as amended. Those statements appear in a number of places in this report and include all discussions of trends affecting the Company's financial conditions and results of operations and the Company's business and growth strategies as well as statements that contain such forward-looking statements as "believes," "anticipates," "could," "estimates," "expects," "intends," "may," "plans," "predicts," "projects," "will," and similar terms and phrases, including the negative thereof. In addition, from time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Furthermore, forward-looking statements may be included in our other filings with the Securities and Exchange Commission as well as in press releases or oral statements made by or with the approval of the Company's authorized executive officers.

           We caution you to bear in mind that forward-looking statements, by their very nature, involve assumptions and expectations and are subject to risks and uncertainties. Although we believe that the assumptions and expectations reflected in the forward-looking statements contained in this report are reasonable, no assurance can be given that those assumptions or expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include but are not limited to, the following cautionary statements ("Cautionary Statements"):

o    general economic conditions;
o the ability of the Company to adapt to changing consumer preferences and tastes;
o    the Company's limited operating history;
o    potential fluctuations in the Company's operating costs and results;
o    the Company's concentration of revenues;
o    challenges facing the Company related to its rapid growth;
o    the Company's dependence on a limited number of suppliers;
o the ability of the Company and third parties, including customers or suppliers, to adequately address Year 2000 issues; and
o the ability of the Company to successfully integrate the businesses acquired from Anne Klein Company LLC into the Company's existing businesses.

      All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)        Financial Statements of Businesses Acquired

The following financial statements for the acquired business are filed herewith:

           Report of Independent Auditors on Anne Klein Company LLC for the Fiscal Years ended January 2, 1999 and January 3, 1998

           Anne Klein Company LLC Balance Sheets as of January 2, 1999 and January 3, 1998

           Anne Klein Company LLC Statements of Operations, Statements of Members' Equity and Statements of Cash Flows for the Fiscal Years ended January 2, 1999 and January 3, 1998

           Notes to Financial Statements

           Report of Independent Auditors on Anne Klein and Company and Affiliates for the Fiscal Year ended December 28, 1996

           Anne Klein and Company and Affiliates Combined Balance Sheet as of December 28, 1996

           Anne Klein and Company and Affiliates Combined Statement of Income, Combined Statement of Equity and Combined Statement of Cash Flows for the Fiscal Year ended December 28, 1996

           Notes to Combined Financial Statements

           Anne Klein Company LLC Unaudited Condensed Balance Sheet as of July 3, 1999

           Anne Klein Company LLC Unaudited Condensed Statement of Operations and Unaudited Condensed Statement of Cash Flows for the Twenty-six weeks ended July 3, 1999

           Notes to Unaudited Condensed Financial Statements

(b)        Pro Forma Financial Information

The following unaudited pro forma combined condensed consolidated financial statements are filed herewith:

           Pro Forma Combined Condensed Consolidated Balance Sheet as of July 3, 1999

           Pro Forma Combined Condensed Consolidated Statement of Operations for the Twenty-six Weeks ended July 3, 1999

           Pro Forma Combined Condensed Consolidated Statement of Operations for the Fiscal Year ended January 2, 1999

           Notes to the Pro Forma Combined Condensed Consolidated Financial Statements

(c)        Exhibits
           --------

           Exhibit No.       Description
           -----------       -----------

            2 Asset Purchase Agreement, dated as of March 15, 1999, among Kasper A.S.L., Ltd., Anne Klein Company LLC and Takihyo Inc. *

            10.1 Amended and Restated Credit Agreement, dated as of July 9, 1999, among Kasper A.S.L., Ltd., as Borrower, the guarantors named therein, the lenders named therein, The Chase Manhattan Bank as administrative and collateral agent and The CIT Group/Commercial Services, Inc., as collateral monitor. *

            10.2 Second Supplemental Indenture, dated as of June 16, 1999, to the Indenture, dated as of June 1, 1997 and effective as of June 4, 1997, as amended, between Kasper A.S.L., Ltd. (f/k/a Sassco Fashions, Ltd.) and IBJ Whitehall Bank and Trust Company (f/k/a IBJ Schroder Bank & Trust Company), as Trustee. *

            10.3 Letter Agreement, dated as of September 13, 1999, between Kasper A.S.L, Ltd. and
                             Whippoorwill Associates, Inc., as agent for various discretionary accounts.

            99               Press Release dated July 12, 1999. *






*Previously filed as part of the Original 8-K.

                         REPORT OF INDEPENDENT AUDITORS



           The Partners
           Anne Klein Company LLC


           We have audited the accompanying balance sheets of Anne Klein Company LLC as of January 2, 1999 and January 3, 1998 and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anne Klein Company LLC at January 2, 1999 and January 3, 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP

            New York, New York
            April 23, 1999

                             ANNE KLEIN COMPANY LLC
                                 BALANCE SHEETS


ASSETS                                                                            JANUARY 2, 1999       JANUARY 3, 1998
                                                                               -------------------   -------------------
Current assets:
      Cash, including cash equivalents of $2,214,210 in 1998 and $8,953,275
          in 1997............................................................         $ 1,706,797          $ 10,148,646
      Accounts receivable, net of allowances of $6,703,036 in
           1998 and $11,113,723 in 1997......................................           6,590,688             3,966,641
      Inventories (Note B)...................................................          10,962,213             9,425,616
      Prepaid expenses and other current assets..............................             593,458               966,700
                                                                               -------------------   -------------------
Total current assets.........................................................          19,853,156            24,507,603
Due from Parent, noninterest-bearing.........................................           9,162,278            37,393,998
Investment in and amounts due from affiliate (Note C)........................                  --             2,612,404
Equipment and leasehold improvements-at cost, net of
      accumulated depreciation, amortization and impairment loss (Notes A and
     D)......................................................................             500,000             4,326,680
Other Assets.................................................................             148,225               236,962
                                                                               -------------------   -------------------
                                                                                      $29,663,659           $69,077,647
                                                                               ===================   ===================
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
      Accounts payable and accrued expenses..................................         $ 9,162,464          $ 11,688,548
      Note payable to bank...................................................           7,000,000                    --
      Current portion of capital lease obligation (Note H)...................             374,760               344,571
                                                                               -------------------   -------------------
Total current liabilities....................................................          16,537,224            12,033,119


Long term capital lease obligation (Note H)..................................             689,199             1,063,957
Deferred rent (Note H).......................................................           2,179,426             1,553,330
                                                                               -------------------   -------------------
Total liabilities............................................................          19,405,849            14,650,406


Members' equity..............................................................          10,257,810            54,427,241
Commitments and Contingencies (Notes E, G, H and I)
                                                                               -------------------   -------------------
                                                                                      $29,663,659           $69,077,647
                                                                               ===================   ===================

See notes to financial statements

                             ANNE KLEIN COMPANY LLC
                            STATEMENTS OF OPERATIONS


                                                                         YEAR ENDED
                                                          -----------------------------------------
                                                              JANUARY 2,            JANUARY 3,
                                                                 1999                  1998


Net Sales..............................................          $84,574,200           $84,455,341

Net licensing income (Note F)..........................            9,937,297            10,791,511
                                                          -------------------   -------------------
Total operating revenues...............................           94,511,497            95,246,852

Cost of goods sold.....................................           58,888,153            57,913,844
                                                          -------------------   -------------------
                                                                  35,623,344            37,333,008



Selling, general and administrative expenses...........           39,198,137            40,208,469

Write off of receivables from affiliated companies
   (Notes A and C).....................................            8,119,898                    --

Impairment of long-lived assets (Note A)...............            3,141,657                    --

Management fee-parent company..........................            3,600,000                    --
                                                          -------------------   -------------------
Operating loss.........................................          (18,436,348)           (2,875,461)

Interest income........................................              189,453               711,786

Interest expense.......................................             (205,960)              (93,796)

Other income (expense)-net.............................               18,768              (475,628)
                                                          -------------------   -------------------
                                                                 (18,434,087)           (2,733,099)

Equity in loss of affiliate............................             (735,344)             (189,224)
                                                          -------------------   -------------------
 Net loss...............................................        $(19,169,431)          $(2,922,323)
                                                          ===================   ===================

See notes to financial statements.

                             ANNE KLEIN COMPANY LLC
                          STATEMENTS OF MEMBERS' EQUITY




Members' equity at December 28, 1996                        $   72,165,247
Net loss                                                        (2,922,323)
Less distributions and distributions payable                   (14,815,683)
                                                    ------------------------
Members' equity at January 3, 1998                              54,427,241
Net loss                                                       (19,169,431)
Less distributions                                             (25,000,000)
                                                    ------------------------
Members' equity at January 2, 1999                          $   10,257,810
                                                    ========================


See notes to financial statements.

                             ANNE KLEIN COMPANY LLC
                            STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED
                                                                 ----------------------------------------
                                                                  JANUARY 2, 1999      JANUARY 3, 1998
                                                                 -------------------  -------------------
OPERATING ACTIVITIES
Net loss.........................................................     $ (19,169,431)        $ (2,922,323)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization.................................           723,343              897,619
   Provision for bad debts.......................................           188,004              188,004
   Write-off of receivables from affiliated companies............         8,119,898                   --
   Loss from affiliate...........................................           735,344              189,224
   Deferred rent.................................................           626,096            1,553,330
   Impairment loss...............................................         3,141,657                   --
Changes in operating assets and liabilities:
   Accounts receivable...........................................        (7,791,678)           2,251,781
   Inventories...................................................        (1,536,597)            (592,896)
   Prepaid expenses and other current assets.....................           373,242             (525,370)
   Other assets..................................................            88,737              (29,711)
Accounts payable and accrued expenses............................        (2,526,084)          (1,528,671)
                                                                 -------------------  -------------------
Net cash used in operating activities............................       (17,027,469)            (519,013)
                                                                 -------------------  -------------------

INVESTING ACTIVITIES
   Investments in and amounts due from affiliate, net............        (1,263,221)            (771,750)
   Purchase of fixed assets, net.................................           (38,310)            (592,474)
                                                                 -------------------  -------------------
Net cash used in investing activities............................        (1,301,531)          (1,364,224)
                                                                 -------------------  -------------------

FINANCING ACTIVITIES
   Note payable to bank..........................................         7,000,000                   --
   Due from (advances to) Parent, net............................         3,231,720           (3,994,700)
   Repayment of capital lease obligation.........................          (344,569)            (211,122)
                                                                 -------------------  -------------------
Net cash provided by (used in) financing activities..............         9,887,151           (4,205,822)

Decrease in cash and cash equivalents............................        (8,441,849)          (6,089,059)
Cash and cash equivalents at beginning of year...................        10,148,646           16,237,705
                                                                 -------------------  -------------------
Cash and cash equivalents at end of year.........................     $   1,706,797         $ 10,148,646
                                                                 ===================  ===================
Supplemental disclosures:
   Interest paid.................................................     $     205,960         $    103,069
                                                                 ===================  ===================
   Noncash distribution..........................................     $  25,000,000         $ 14,815,683
                                                                 ===================  ===================
   Capital lease obligation entered into during the year.........     $          --         $  1,619,650
                                                                 ===================  ===================

See notes to financial statements.

                             ANNE KLEIN COMPANY LLC
                          NOTES TO FINANCIAL STATEMENTS

                                 JANUARY 2, 1999

A.         SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Anne Klein Company LLC (the "Company") is a limited liability company owned 79.33% by Takihyo Inc. ("Takihyo" or "Parent") and 20.67% by minority partners, who are officers of Takihyo. The Company was formed as a limited liability company in December 1997. On January 2, 1998, Anne Klein & Company and Mark of the Lion Associates, majority-owned subsidiaries of Takihyo, Anne Klein Sport and Special Sales, divisions of Takihyo and Takihyo's investment in Takpac Company Ltd., which has a majority interest in Anne Klein (HK) Ltd. and affiliate, were merged into the Company. Since all of these entities were under common ownership, the transaction has been accounted for in a manner similar to a pooling of interests and, accordingly, the historical carrying values of the assets and liabilities of the contributed entities have been carried over. During 1998 and 1997, the Company made distributions of $25,000,000 and $14,815,683, respectively, of amounts due from Parent. The accompanying financial statements include the results of operations of the contributing entities.

The Company contracts for the manufacture of and distributes fashionable "bridge" women's apparel. Its sales are principally to large retail chains located throughout the United States. A significant amount of the Company's products are produced in Asia, through arrangements with independent contractors. The Company also oversees its licensing agreements, which include watches, jewelry, shoes, coats, eyewear and other accessories.

The Company had one customer, in which the minority partners have an ownership interest, which accounted for approximately 12% and 14% of sales in 1998 and 1997, respectively. The related receivable was $1,824,000 at January 3, 1998. As a result of the poor financial condition of this customer at January 2, 1999, the Company determined that the receivable balance of $4,979,617 at January 2, 1999 is uncollectible and has written off the entire amount. In addition, two other customers accounted for approximately 21% and 11% of sales in 1998 and three other customers accounted for approximately 24%, 19% and 12% of sales in 1997.

FISCAL YEAR

The Company's year consists of the 52 or 53 weeks ending on the Saturday nearest December 31.

INVENTORIES

Inventories are stated at the lower of cost (primarily weighted-average method) or market.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of less than three months when purchased to be cash equivalents.

A.         SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Depreciation of machinery, equipment and fixtures is computed using straight-line and accelerated methods based on their estimated useful lives. Leasehold improvements are amortized using the straight-line method based on the lesser of the lease term or their useful lives.

INCOME TAXES

No provision has been made in the accompanying financial statements for federal, state or local income taxes, since such taxes are the liability of the members. However, the Company is subject to Unincorporated Business Taxes which were $0 and $275,000 in 1998 and 1997, respectively, and are included in other expense.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING

Advertising costs are expensed as incurred. Advertising expenses were approximately $5,590,000 and $3,551,000 in 1998 and 1997, respectively.

LONG-LIVED ASSETS

In accordance with Financial Accounting Standards Board ("FASB") Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value. During fiscal 1998, the Company recorded an impairment loss of $3,141,657 based on estimated future cash flows expected to be generated by those assets, which is reflected as a separate line item in the statement of operations.

B.         INVENTORIES

Inventories consist of the following:


                                          January 2, 1999      January 3, 1998
                                        ------------------   ------------------
               Raw materials                  $ 1,615,771          $ 2,083,464
               Work in process                  3,195,212            3,041,835
               Finished goods                   6,151,230            4,300,317
                                        ------------------   ------------------
                                              $10,962,213          $ 9,425,616
                                        ==================   ==================

C.         INVESTMENT IN AND AMOUNTS DUE FROM AFFILIATE

The investment in and amounts due from subsidiary and affiliate relates to the investment in Takpac Company Ltd. This investment is accounted for under the equity method. As a result of the continuing losses of Takpac, and the Kasper Transaction (see Note J), the Company concluded the investment in and amounts due from affiliate was uncollectible at January 2, 1999, and accordingly wrote off this amount.

The Company pays Anne Klein (HK) Ltd., the affiliate which oversees production, an agent's fee for all Hong Kong transactions. The agent's fee, included in selling, general and administrative expenses, amounted to approximately $2,213,000 and $2,362,000 in 1998 and 1997, respectively.


D.         FIXED ASSETS

Fixed assets include the following:


                                                                  January 2, 1999     January 3, 1998
                                                                  ----------------   ------------------
             Machinery, equipment and fixtures                         $2,667,620           $2,807,916
             Leasehold improvements                                     2,498,223            2,472,173
                                                                  ----------------   ------------------
                                                                        5,165,843            5,280,089
                                                                  ----------------   ------------------

             Less: Accumulated depreciation and amortization           (4,665,843)            (953,409)
                                                                  ----------------   ------------------
                                                                        $ 500,000           $4,326,680
                                                                  ================   ==================


E.         PENSION AND PROFIT SHARING PLANS

The Company has an employees' profit sharing retirement plan covering substantially all nonunion employees which provides for annual contributions to a Trust, in such amount as may be determined. There were no profit sharing contributions in 1998 or 1997. The plan also includes a 401(k) portion where employees are allowed to make contributions based on a percentage of salary. The Company matches up to $500 of employee contributions, which aggregated $76,000 and $82,000 in 1998 and 1997, respectively.

The Company is required to make contributions to a multi-employer union pension and health and welfare plan. These payments are based on wages paid to the Company's union employees and amounts paid to contractors utilized by the Company. The Company does not participate in the management of the plan. Pension expense approximated $820,000 and $890,000 in 1998 and 1997, respectively.

Under the Employee Retirement Income Security Act of 1974, as amended in 1980, an employer, upon withdrawal from or termination of a multi-employer plan, is required to continue funding its proportionate share of the plan's unfunded vested benefits. As a result of the Kasper Transaction (see Note J), the Company will withdraw from the plan. The Company's proportionate share of the plan's unfunded vested benefits, based on information supplied by the union, is approximately $2,200,000 at January 2, 1999.

F.         NET LICENSING INCOME OF ANNE KLEIN STUDIO

Net licensing income consists of the following:

                                               1998                  1997
                                    --------------------   -------------------
       Net royalty income                  $ 11,806,797          $ 13,351,806
       Operating expenses                     1,869,500             2,560,295
                                    ====================   ===================
                                           $  9,937,297          $ 10,791,511
                                    ====================   ===================

Net royalty income from two licensees was 32% and 15% in 1998, and 24% from one licensee in 1997.


G.         CREDIT AGREEMENT

The Company's line of credit arrangement expired in June 1998 and was renewed on a short-term basis. As of January 2, 1999, the Company and affiliated companies had a line of credit of approximately $29,635,000 of which $16,500,000 was available for direct borrowings and the remainder for the issuance of letters of credit, foreign exchange and capital lease obligations. There were direct borrowings outstanding of $7,000,000 under the line of credit at January 2, 1999 with interest charged at a rate of the lower of the prime rate (7.75% at January 2, 1999) or the money market rate plus 125 basis points. Outstanding letters of credit were approximately $2,545,645 and $4,049,000 at January 2, 1999 and January 3, 1998, respectively. Outstanding standby letters of credit were $6,900,000 at January 2, 1999 and January 3, 1998.

In March, 1999, the Company signed a new credit facility in the aggregate amount of $23,670,000, which includes a revolver of $16,000,000, an equipment lease of $770,000, and standby letters of credit of $6,900,000. In addition, there is a sub limit of $7,000,000 for commercial sight letters of credit. The new facility matures on December 31, 1999. Interest will be charged at 1.25% above the prime rate (7.75% at January 2, 1999). The new facility is guaranteed by Takihyo, and is secured by the inventory, accounts receivable, and the Anne Klein trademarks.

H.         COMMITMENTS AND CONTINGENCIES

The Company leases office and computer equipment under agreements which are classified as capital leases. Machinery, equipment and fixtures includes approximately $1,620,000 for these leases; lease amortization is included in depreciation expense. The equipment may be purchased for a nominal amount upon expiration of the leases.

In addition, the Company is committed to noncancelable operating leases for office and warehouse space, which expire in 2012 and 2005, respectively. One of these leases includes scheduled base rent increases over the term of the lease. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease. Rent expense (including amounts allocated from affiliates) amounted to approximately $3,184,000 and $2,944,000 in 1998 and 1997, respectively. Rent expense is comprised of cash paid of $2,558,000 and $1,391,000 and deferred rent of $626,000 and $1,553,000, for 1998 and 1997, respectively, which represents rent expense in excess of amounts paid.

H.         COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum lease payments as of January 2, 1999 are as follows:


                                                      Capital Leases          Operating Leases
                                                    --------------------     -------------------
1999                                                        $   451,000            $  3,241,000
2000                                                            363,000               3,389,000
2001                                                            300,000               3,607,000
2002                                                             94,000               3,739,000
2003                                                                 --               3,739,000
Thereafter                                                           --              27,848,000
                                                    --------------------     -------------------
Total minimum lease payments                                $ 1,208,000            $ 45,563,000
                                                                             ===================
Less amount representing interest                               144,041
                                                    --------------------
Present value of net minimum lease payments                   1,063,959

Less current portion                                            374,760
                                                    --------------------
                                                            $   689,199
                                                    ====================

I.         YEAR 2000 (UNAUDITED)

The Company has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. The Company is executing the modification using internal staff at a cost of approximately $300,000 and currently expects the project to be substantially complete by mid 1999. The Company does not expect this project to have a significant effect on operations.

J.         KASPER TRANSACTION

On March 15, 1999 the Company entered into a license agreement with Kasper A.S.L., Ltd. ("Kasper") under which Kasper will commence operation of an Anne Klein apparel division which will design, manufacture, advertise, promote and sell Anne Klein and A Line Anne Klein bridge apparel beginning with the Resort 1999 season. In addition Kasper agreed to purchase all the trademarks and other similar intellectual property of the Company for an aggregate amount of $60,000,000, and operate the licensing business currently operated by the Company (the "Kasper Transaction"). The Kasper Transaction is expected to close in July 1999, after financing has been obtained. If financing is not obtained, Kasper will continue to operate under the licensing agreement. In connection with the transaction, in March 1999, the Company received an advance from Kasper of $1,500,000.

                         REPORT OF INDEPENDENT AUDITORS



           The Partners
           Anne Klein and Company and Affiliates


           We have audited the accompanying combined balance sheet of Anne Klein and Company and Affiliates as of December 28, 1996 and the related combined statements of income, equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Anne Klein and Company and Affiliates at December 28, 1996 and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                           /s/ Ernst & Young LLP

           New York, New York
           April 4, 1997

                      ANNE KLEIN AND COMPANY AND AFFILIATES
                             COMBINED BALANCE SHEET


ASSETS                                                                            DECEMBER 28, 1996
                                                                               ------------------------
Current assets:
     Cash, including cash equivalents of $16,900,472.........................             $ 16,237,705
     Accounts receivable, net of allowances of $10,104,765...................                6,406,426
     Inventories (Note B)....................................................                8,832,720
     Prepaid expenses and other current assets...............................                  441,329
                                                                               ------------------------
Total current assets.........................................................               31,918,180
Due from Parent, noninterest-bearing.........................................               50,231,871
Investment in and amounts due from affiliate (Note C)........................                  757,464
Equipment and leasehold improvements-at cost, net of
     accumulated depreciation, amortization and impairment loss (Notes A and
     D)......................................................................                3,012,176
Other Assets.................................................................                  207,252
                                                                               ------------------------
                                                                                          $ 86,126,943
                                                                               ========================
LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
      Accounts payable and accrued expenses..................................             $ 12,908,587
      Distribution payable to members........................................                1,053,109
                                                                               ------------------------
Total current liabilities....................................................               13,961,696
Commitments and Contingencies (Notes E, G, H and I)

Equity.......................................................................               72,165,247
                                                                               ------------------------
                                                                                          $ 86,126,943
                                                                               ========================

See notes to financial statements

                      ANNE KLEIN AND COMPANY AND AFFILIATES
                          COMBINED STATEMENT OF INCOME


                                                                        YEAR ENDED
                                                                ------------------------
                                                                       DECEMBER 28,
                                                                          1996

Net Sales..............................................                     $99,800,625

Net licensing income (Note F)..........................                      12,338,597
                                                                ------------------------
Total operating revenues...............................                     112,139,222

Cost of goods sold.....................................                      65,218,763
                                                                ------------------------
                                                                             46,920,459



Selling, general and administrative expenses...........                      39,199,447
                                                                ------------------------
Income from continuing operations......................                       7,721,012

Discontinued operations (Note I)

Loss from operations of discontinued Anne Klein Collection                   (2,790,603)


Loss on disposal of Anne Klein Collection..............                      (1,967,336)


Other income (deductions):

   Interest income.....................................                         562,592

   Interest expense....................................                          (6,062)

   Other expense - net ................................                        (151,732)
                                                                ------------------------

                                                                              3,367,871

Equity in loss of affiliate............................                        (414,244)
                                                                ------------------------
Net income.............................................                     $ 2,953,627
                                                                ========================

See notes to financial statements.

                      ANNE KLEIN AND COMPANY AND AFFILATES
                          COMBINED STATEMENT OF EQUITY





Equity at beginning of year                                    $    74,322,113
Net income                                                           2,953,627
Less distributions and distributions payable                        (5,110,493)
                                                       ------------------------
Equity at end of year                                          $     72,165,247
                                                       ========================



See notes to financial statements.

                      ANNE KLEIN AND COMPANY AND AFFILIATES
                        COMBINED STATEMENT OF CASH FLOWS

                                                                           YEAR ENDED
                                                                      ---------------------
                                                                        DECEMBER 28, 1996
                                                                      ---------------------
OPERATING ACTIVITIES
Net income............................................................        $  2,953,627
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization......................................           1,479,409
   Loss from affiliate................................................             414,244
Changes in operating assets and liabilities:
   Decrease in accounts receivable....................................           2,952,093
   Decrease in inventories............................................           1,434,295
   Increase in prepaid expenses.......................................            (54,015)
   Decrease in other assets...........................................             200,184
   Decrease in accounts payable and accrued expenses..................         (1,743,366)
                                                                      ---------------------
Net cash provided by operating activities.............................           7,636,471
                                                                      ---------------------

INVESTING ACTIVITIES
   Purchase of fixed assets, net......................................         (2,452,946)
                                                                      ---------------------
Net cash used in investing activities.................................         (2,452,946)
                                                                      ---------------------

FINANCING ACTIVITIES
   Increase in advances to Parent, net................................           (513,406)
   Distributions......................................................         (4,439,127)
                                                                      ---------------------
Net cash used in financing activities.................................         (4,952,533)

Increase in cash......................................................             230,992
Cash and cash equivalents at beginning of year........................          16,006,713
                                                                      ---------------------
Cash and cash equivalents at end of year..............................        $ 16,237,705
                                                                      =====================

See notes to financial statements.

                      ANNE KLEIN AND COMPANY AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 28, 1996

A.         SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND COMBINATION

The combined financial statements include the accounts of Anne Klein & Company and Mark of the Lion Associates, majority owned subsidiaries of Takihyo, Inc. ("Takihyo" or "Parent"), Anne Klein Sport and Special Sales, divisions of Takihyo and Takihyo's investment in Takpac Company Ltd., which has a majority interest in Anne Klein (HK) Ltd. and affiliate (the "Company"). These entities were merged into Anne Klein LLC.

All significant intercompany balances and transactions have been eliminated in combination.

ORGANIZATION AND BUSINESS

The Company contracts for the manufacture of and distributes fashionable "bridge" women's apparel. Its sales are principally to large retail chains located throughout the United States. A significant amount of the Company's products are produced in Asia, through arrangements with independent contractors. The Company also oversees its licensing agreements, which include watches, jewelry, shoes, coats, eyewear and other accessories.

The Company had one customer, in which the minority partners have an ownership interest, which accounted for approximately 12% of net sales in 19986. Related receivables were $1,713,000 at December 28, 1996. In addition, two customers accounted for approximately 19% and 14% of net sales in 1996.

FISCAL YEAR

The Company's year consists of the 52 or 53 weeks ending on the Saturday nearest December 31.

INVENTORIES

Inventories are stated at the lower of cost (primarily weighted-average method) or market.

EQUITY

Equity is comprised of partner's capital for the partnerships and excess of assets over liabilities for the divisions of Takihyo.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of less than three months when purchased to be cash equivalents.

A.         SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Depreciation of machinery, equipment and fixtures is computed using straight-line and accelerated methods based on their estimated useful lives. Leasehold improvements are amortized using the straight-line method based on the lesser of the lease term or their useful lives.

INCOME TAXES

No provision has been made in the accompanying financial statements for federal, state or local income taxes, since such taxes are the liability of the members. However, the Company is subject to Unincorporated Business Taxes which were approximately $230,000 and are included in other expense.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING

Advertising costs are expensed as incurred. Advertising expenses for the year ended December 28, 1996 were approximately $6,471,000.

LONG-LIVED ASSETS

In 1996, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The adoption had no material effect on amounts reported.

B.         INVENTORIES

Inventories consist of the following:


                                                           December 28, 1996
                                                           ------------------
                            Raw materials                        $ 1,821,061
                            Work in process                        3,256,188
                            Finished goods                         3,755,471
                                                           ------------------
                                                                 $ 8,832,720
                                                           ==================

C.         INVESTMENT IN AND AMOUNTS DUE FROM AFFILIATE

The investment in and amounts due from subsidiary and affiliate relates to the investment in Takpac Company Ltd. These investments are accounted for under the equity method.


D.         FIXED ASSETS

Fixed assets include the following:

                                                            December 28, 1996
                                                           ------------------

      Construction in progress                                   $ 2,142,095
      Machinery, equipment and fixtures                            6,691,676
      Leasehold improvements                                      10,017,245
                                                           ------------------
                                                                  18,851,016

      Less accumulated depreciation and amortization              15,838,840
                                                           ------------------
                                                                 $ 3,012,176
                                                           ==================


E.         PENSION AND PROFIT SHARING PLANS

The partnerships' have employees' profit sharing retirement plans covering substantially all nonunion employees which provides for annual contributions to a Trust, in such amount as may be determined. There were no profit sharing contributions in 1996. The Plan also includes a 401K portion where employees are allowed to make contributions based on a percentage of salary. The Company matches up to $500 of employee contributions, which aggregated $94,000 in 1996.

The partnerships are required to make contributions to a multi-employer union pension and health and welfare plan. These payments are based on wages paid to the partnership's union employees and amounts paid to contractors utilized by the partnerships. The partnerships do not participate in the management of the plan and has not been furnished any information with respect to vested and nonvested benefits and pension plan assets. Pension expense approximated $1,140,000 in 1996.

Under the Employee Retirement Income Security Act of 1974, as amended in 1980, an employer, upon withdrawal from or termination of a multi-employer plan, is required to continue funding its proportionate share of the plan's unfunded vested benefits. As of December 28, 1996, the partnerships have no intention of withdrawing from the plan.

F.         NET LICENSING INCOME OF ANNE KLEIN STUDIO

Net licensing income consists of the following:

                                                                 1996
                                                        --------------------
                 Net royalty income                            $ 14,792,831
                 Operating expenses                               2,454,234
                                                        --------------------
                                                               $ 12,338,597
                                                        ====================

Net royalty income from one licensee was 25% of royalty income in 1996.

G.         CREDIT AGREEMENT

As of December 28, 1996, the Company and its parent have a line of credit of approximately $25,000,000 of which $12,000,000 is available for direct borrowings and the remainder for the issuance of letters of credit and foreign exchange. Borrowings under this line are guaranteed by Takihyo, Inc. There were no direct borrowings outstanding under the line of credit at December 28, 1996. Letters of credit outstanding were approximately $3,401,000 at December 28, 1996.


H.         COMMITMENTS AND CONTINGENCIES

Rent expense amounted to approximately $1,995,000, in 1996 (net of sublease income of $97,000).

Future minimum lease payments as of December 28, 1996 are as follows:



            1997                                            $  2,022,000
            1998                                               2,904,000
            1999                                               3,241,000
            2000                                               3,389,000
            2001                                               3,607,000
            Thereafter                                        35,330,000
                                                     --------------------
            Total minimum lease payments                    $ 50,493,000
                                                     ====================


I.         DISCONTINUED OPERATIONS

During April 1996, the Company discontinued its high-fashion business, Anne Klein Collection. Accordingly, the operating results of Anne Klein Collection have been classified as discontinued operations in the financial statements. Net sales of the division were $3,200,000 in 1996. The loss on disposal relates primarily to severance and related closing costs. As of December 28, 1996, no significant assets remain from the division and liabilities representing primarily accrued expenses of $1,500,000 are included in accounts payable, accrued expenses and other liabilities.

                             ANNE KLEIN COMPANY LLC
                             CONDENSED BALANCE SHEET
                                 (in thousands)


ASSETS                                                      JULY 3, 1999
                                                       ------------------------
Current assets:                                              (Unaudited)
     Cash..............................................                $ 5,622
     Accounts receivable...............................                  2,617
     Inventories.......................................                  3,541
     Prepaid expenses and other current assets.........                    311
                                                       ------------------------
Total current assets...................................                 12,091
Due from Parent........................................                  8,714
Fixed Assets, net......................................                    444
Other Assets...........................................                    148
                                                       ========================
Total assets...........................................                $21,397
                                                       ========================

LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
      Accounts payable.................................                $ 5,998
      Current portion of capital lease obligation......                    677
      Notes payable....................................                  4,000
                                                       ------------------------
Total current liabilities..............................                 10,675

Long Term Liabilities:
      Long-term capital lease obligation...............                    166
      Deferred rent....................................                  2,411
                                                       ------------------------
Total liabilities......................................                 13,252


Members' Equity........................................                  8,145
                                                       ------------------------
                                                                       $21,397
                                                       ========================

See notes to financial statements.

                             ANNE KLEIN COMPANY LLC
                          CONDENSED STATEMENT OF INCOME
                                 (in thousands)


                                                              TWENTY-SIX
                                                              WEEKS ENDED
                                                       ------------------------
                                                             JULY 3, 1999
                                                             ------------
                                                              (Unaudited)



Net Sales ..............................................       $ 34,300

Net licensing income ...................................          4,479
                                                               --------
Total operating revenues ...............................         38,779

Cost of goods sold .....................................         26,577
                                                               --------
                                                                 12,202


Selling, general and administrative expenses ...........         12,048
                                                               --------
Operating Income .......................................            154

Other income (deductions):

   Other expense, net ..................................            468

Management fee- parent company .........................          1,800
                                                               ========
Net Loss ...............................................       $ (2,114)
                                                               ========

See notes to financial statements.

                             ANNE KLEIN COMPANY LLC
                        CONDENSED STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                        TWENTY-SIX WEEKS
                                                                             ENDED
                                                                      ---------------------
                                                                          JULY 3, 1999
                                                                      ---------------------
                                                                         (Unaudited)
OPERATING ACTIVITIES
Net loss..............................................................            $(2,114)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization......................................                  60
   Deferred rent......................................................                 232
Changes in operating assets and liabilities:
   Decrease in accounts receivable....................................               3,975
   Decrease in inventories............................................               7,421
   Decrease in prepaid expenses.......................................                 282
   Decrease in accounts payable and accrued liabilities...............             (3,164)
                                                                      ---------------------
Net cash provided by operating activities.............................               6,692
                                                                      ---------------------
INVESTING ACTIVITIES
   Purchase of fixed assets...........................................                 (4)
                                                                      ---------------------
Net cash used in investing activities.................................                 (4)
                                                                      ---------------------

FINANCING ACTIVITIES
   Notes payable......................................................             (3,000)
   Decrease in Due from Parent........................................                 448
   Repayment of capital lease obligation..............................               (221)
                                                                      ---------------------
Net cash used in financing activities.................................             (2,773)

Increase in cash......................................................               3,915
Cash and cash equivalents at beginning of year........................               1,707
                                                                      ---------------------
Cash and cash equivalents at end of year..............................             $ 5,622
                                                                      =====================

See notes to financial statements.

                             ANNE KLEIN COMPANY LLC
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  JULY 3, 1999

NOTE 1.  GENERAL

           The Condensed Financial Statements included herein have been prepared without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted from this report; however the disclosures are adequate to make the information presented not misleading.


NOTE 2.  KASPER TRANSACTION

           On March 15, 1999 the Company entered into a license agreement with Kasper A.S.L., Ltd. ("Kasper") under which Kasper will commence operation of an Anne Klein apparel division which will design, manufacture, advertise, promote and sell Anne Klein and A Line Anne Klein bridge apparel beginning with the Resort 1999 season. In addition Kasper agreed to purchase all the trademarks and other similar intellectual property of the Company for an aggregate amount of $60,000,000, and operate the licensing business currently operated by the Company (the "Kasper Transaction"). The Kasper Transaction closed on July 9, 1999. In connection with the transaction, the Company received two (2) advance payments from Kasper each in the amount of $1,500,000, in March and May, respectively.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


           The following unaudited pro forma combined condensed consolidated financial statements give effect to the purchase of certain trademarks and related license agreements (the "Trademark Purchase") of Anne Klein Company LLC ("Anne Klein") and the assumption of certain leases by Kasper A.S.L., Ltd. (the "Company") under the purchase method of accounting. The Trademark Purchase was consummated pursuant to an Asset Purchase Agreement dated as of March 15, 1999, by and among the Company and Anne Klein.

           The Trademark Purchase price, net of a $3,000,000 fee (the "Purchase Price Prepayment") paid upon the completion of the Asset Purchase Agreement, was funded by cash provided by operations and by the Revolving Credit Facility between the Company and The Chase Manhattan Bank ("Chase") as Agent, dated July 9, 1999.

           The pro forma combined condensed consolidated balance sheet as of July 3, 1999 assumes the Trademark Purchase took place on that date and is based on the unaudited historical condensed consolidated balance sheet, reported on the Company's Form 10-Q, filed with the SEC and the unaudited condensed balance sheet of Anne Klein. The pro forma adjustments record the purchase price of $67,897,000, which includes professional fees, financing fees and other costs, and allocate the pro forma purchase price to the trademarks acquired. The pro forma adjustments relating to the Trademark Purchase and integration of Anne Klein represent the Company's preliminary determinations of these adjustments and preliminary allocation to the trademarks acquired. A final determination of the required purchase accounting adjustments has not been made. Accordingly, the purchase accounting adjustments made in connection with the preparation of the unaudited pro forma financial information reflect the Company's best estimate based upon currently available information. Final amounts could differ from those set forth herein.

           The pro forma combined condensed consolidated statements of operations for the twenty six weeks ended July 3, 1999 and for the fiscal year ended January 2, 1999 ("Fiscal 1998") assume that the transaction was consummated at the beginning of Fiscal 1998, and are based on the historical consolidated statements of operations, reported on the Company's Form 10-Q and Form 10-K and the historical statements of operations of Anne Klein.

           The unaudited pro forma financial information and related notes are provided for informational purposes only and are not necessarily indicative of what the Company's actual financial position or results of operations would have been had the foregoing transaction been consummated on such dates, nor does it give effect to the synergies, cost savings and other charges expected to result from the Trademark Purchase. Accordingly, the pro forma financial information does not purport to be indicative of the Company's financial position or results from operations as of the date hereof or for any period ended on the date hereof or as of or for any other future dates or periods.

           The pro forma combined condensed consolidated balance sheet and statements of operations should be read in conjunction with the accompanying notes to financial statements included herein.

         KASPER A.S.L., LTD. AND SUBSIDIARIES AND ANNE KLEIN COMPANY LLC
        UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JULY 3, 1999
                                 (In thousands)


                                                                      HISTORICAL                              PRO FORMA
                                                            -------------------------------    ------------------------------------
                              ASSETS                                           ANNE KLEIN
                                                               KASPER             (a)              ADJUSTMENTS*           COMBINED
                                                            --------------    -------------    ------------------     -------------
Current Assets:
    Cash and cash equivalents..............................      $10,886          $ 5,622           $  (10,519) (b)        $ 5,989
    Accounts receivable....................................       31,651            2,617               (2,617) (a)         31,651
    Inventories............................................       84,467            3,541               (3,541) (a)         84,467
    Prepaid expenses and other current assets..............        6,453              311                 (211) (c)          6,553
                                                           --------------   --------------   -------------------     --------------
    Total Current Assets...................................      133,457           12,091              (16,888)            128,660
                                                           --------------   --------------   -------------------     --------------

Due from parent............................................           --            8,714               (8,714) (a)             --
Property, plant and equipment, net.........................       16,281              444                 (444) (a)         16,281
Reorganization value in excess of identifiable assets, net.       58,391               --                    --              58,391
Trademarks, net............................................       47,964               --                63,233 (d)        111,197
Other assets, net..........................................        5,824              148                 (265) (e)          5,707
                                                           --------------   --------------   -------------------     --------------
   Total Assets............................................      $261,917        $ 21,397             $  36,922           $320,236
                                                           ==============    =============    ==================     ==============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:

   Accounts payable........................................      $13,189          $ 5,998             $ (5,998)  (a)       $13,189
   Accrued expenses and other current liabilities..........        6,180              677                 1,382  (f)         8,239
   Note Payable............................................           --            4,000               (4,000)  (a)            --
   Interest Payable........................................        3,557               --                    --              3,557
   Income taxes payable....................................        1,239               --                    --              1,239
                                                           --------------    -------------    ------------------     --------------
   Total Current Liabilities...............................       24,165           10,675               (8,616)             26,224
Long-Term Liabilities:
   Deferred Taxes..........................................        1,630               --                    --              1,630
   Long-Term Debt..........................................      110,000               --                    --            110,000
   Bank Revolver...........................................           --               --                57,000  (g)        57,000
   Other liabilities.......................................           --            2,577               (2,577)  (a)            --
   Minority Interest.......................................          426               --                    --                426
                                                           --------------    -------------    ------------------     --------------
   Total Liabilities.......................................      136,221           13,252                45,807            195,280
Commitments and Contingencies
Shareholders' Equity:
   Common Stock............................................           68               --                    --                 68
   Capital in excess of par value..........................      119,932               --                    --            119,932
   Retained Earnings.......................................        5,881               --                 (740)  (h)         5,141
   Members' Equity.........................................           --            8,145               (8,145)  (a)            --
   Cumulative Other Comprehensive Income...................        (185)               --                    --              (185)
                                                           --------------    -------------    ------------------     --------------
   Total Shareholders' Equity..............................      125,696            8,145               (8,885)            124,956
                                                           --------------    -------------    ------------------     --------------
   Total Liabilities and Shareholders' Equity..............     $261,917          $21,397               $36,922           $320,236
                                                           ==============    =============    ==================     ==============

* All letter references correspond to Note 1.

         KASPER A.S.L., LTD. AND SUBSIDIARIES AND ANNE KLEIN COMPANY LLC UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE TWENTY-SIX WEEKS ENDED JULY 3, 1999
                      (In thousands, except per share data)



                                                                     HISTORICAL                           PRO FORMA
                                                            ------------------------------    ----------------------------------
                                                               KASPER      ANNE KLEIN         ADJUSTMENTS*           COMBINED
                                                            ------------  --------------    ----------------      --------------
Net Sales ..................................................   $154,046         $34,300             $    --            $188,346
Royalty Income, net.........................................         --           4,479                 474   (a)         4,953
                                                            ------------  --------------    ----------------      --------------
Total Revenue...............................................    154,046          38,779                 474             193,299
Cost of Sales...............................................    105,660          26,577                  --             132,237
                                                            ------------  --------------    ----------------      --------------
Gross Profit................................................     48,386          12,202                 474              61,062

Operating Expenses:
Selling, general and administrative expenses................     32,713          12,048                 596   (b)        45,357
Depreciation and Amortization...............................      4,431              --                 963   (c)         5,394
Management fee--parent company..............................         --           1,800                  --               1,800 (f)
                                                            ------------  --------------    ----------------      --------------
Total operating expenses....................................     37,144          13,848               1,559              52,551
                                                            ------------  --------------    ----------------      --------------
Operating income (loss).....................................     11,242          (1,646)             (1,085)               8,511
Interest and Financing Costs, net...........................       8,245            468               2,216   (d)         10,929
                                                            ------------  --------------    ----------------      --------------
Income (Loss) before provision for income taxes.............       2,997         (2,114)             (3,301)              (2,418)
Provision for Income Taxes..................................       1,258             --              (1,258)  (e)            --
                                                            ------------  --------------    ----------------      --------------
Net Income (Loss)...........................................     $ 1,739         (2,114)  (f)        (2,043)              (2,418)
                                                            ============  ==============    ================     ===============

Basic earnings per common share.............................         .26                                                    (.36)
                                                            ============                                         ===============

Diluted earnings per common share...........................         .26                                                    (.36)
                                                            ============                                         ===============
Weighted average number of shares used in computing Basic
earnings per share                                                6,800                                                    6,800

Weighted average number of shares used in computing Diluted
earnings per share                                                6,800                                                    6,800



* All letter references correspond to Note 2.

         KASPER A.S.L., LTD. AND SUBSIDIARIES AND ANNE KLEIN COMPANY LLC UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 1999
                     (In thousands, except per share data)


                                                                     HISTORICAL                           PRO FORMA
                                                            ------------------------------  ------------------------------------
                                                               KASPER      ANNE KLEIN         ADJUSTMENTS*           COMBINED
                                                            ------------  --------------    ----------------      --------------
Net Sales ..................................................  $ 312,089          $ 84,574            $    --         $396,663
Royalty Income, net.........................................         --             9,937                852   (a)     10,789
                                                            ------------   ---------------      ------------     ------------
Total Revenue...............................................    312,089            94,511                852          407,452
Cost of Sales...............................................    219,060            58,888                 --          277,948
                                                            ------------   ---------------      ------------     -----------
Gross Profit................................................     93,029            35,623                852          129,504
Operating Expenses:
Selling, general and administrative expenses................     61,984            39,198             (5,107)  (b)     96,075
Depreciation and Amortization...............................      8,602                --              2,530   (c)     11,132
Write off of receivables from affiliated companies..........         --             8,120                 --            8,120  (g)
Impairment of long-lived assets.............................         --             3,141                 --            3,141  (g)
Management fee--parent company..............................         --             3,600                 --            3,600  (g)
                                                            ------------   ---------------      ------------     ------------
Total operating expenses....................................     70,586            54,059             (2,577)         122,068
                                                            ------------   ---------------      ------------     ------------

Operating income (loss).....................................      22,443          (18,436)             3,429            7,436
Interest and Financing Costs, net...........................      16,981               17              5,187   (d)     22,185
Other income................................................         --                19                 --               19

                                                            ------------   ---------------      ------------     ------------
Income (loss) before provision for income taxes.............       5,462          (18,434)            (1,758)         (14,730)
Equity in loss of affiliate.................................          --             (735)               735   (e)         --
Provision for Income Taxes..................................       2,292               --             (2,292)  (f)         --
                                                            ------------   ---------------      ------------     ------------

Net Income (loss)...........................................     $ 3,170       $  (19,169) (g)         1,269          (14,730)
                                                            ============   ===============      ============     ============

Basic earnings per common share.............................         .47                                                (2.17)
                                                            ============                                          ===========

Diluted earnings per common share...........................         .47                                                (2.17)
                                                            ============                                          ===========
Weighted average number of shares used in computing Basic
earnings per share                                                 6,800                                                6,800

Weighted average number of shares used in computing Diluted
earnings per share                                                 6,800                                                6,800



* All letter references correspond to Note 3.

         KASPER A.S.L., LTD. AND SUBSIDIARIES AND ANNE KLEIN COMPANY LLC NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS
                                 (In thousands)

NOTE 1 - PRO FORMA ADJUSTMENTS AS OF JULY 3, 1999 - BALANCE SHEET


The pro forma adjustments to the unaudited pro forma combined condensed consolidated balance sheet reflect the Trademark Purchase and the preliminary allocation of the purchase price to the trademarks acquired.


PURCHASE PRICE DETERMINATION:

           Revolving Credit Facility        $57,000
           Cash Paid                          4,897
           Purchase Price Prepayment          3,000
           Accrued Acquisition Costs          2,059
           Prepaid Acquisition Costs            941
                                            -------
           Net Purchase Price               $67,897
                                            =======
PURCHASE PRICE ALLOCATION:

           Trademarks                        $63,233
           Other Assets                        4,564
           Prepaids                              100
                                             -------
           Net Purchase Price                $67,897
                                             =======


(a) As the Trademark Purchase consisted solely of the purchase of Anne Klein's trademarks, all Anne Klein Balance Sheet items have been eliminated through pro forma adjustments.


(b)  Cash paid for purchase                                    $ (4,897)
     Elimination of Anne Klein Cash                              (5,622)
                                                               ---------
                                                               $(10,519)

(c)  Prepaid Agent Fees                                        $    100
     Elimination of Anne Klein prepaids                            (311)
                                                               ---------
                                                                   (211)

(d)  Allocation of Purchase Price to Trademarks acquired.


(e)  Reclass of Purchase Price Prepayment to Trademarks         $    (3,000)
     Reclass of Other Assets to Trademarks                             (941)
     Write-off of Unamortized Old Deferred Financing Fees              (740)
     Consent Fee paid to Bondholders                                  2,200
     New Deferred Financing Fees                                      2,364
     Elimination of Anne Klein other assets                            (148)
                                                              -------------
                                                                $      (265)

(f)  Accrued acquisition  costs                                 $     2,059
     Elimination of Anne Klein accrued expenses
     and other liabilities                                             (677)
                                                               -------------
                                                                $     1,382

(g)  Borrowing under Revolving Credit Facility for Purchase.

(h)  Write-off of Unamortized Old Deferred Financing Fees.

NOTE 2 - PRO FORMA ADJUSTMENTS FOR THE TWENTY-SIX WEEKS ENDED JULY 3, 1999 - STATEMENT OF OPERATIONS



The adjustments to the unaudited pro forma combined condensed consolidated statement of operations reflect the Trademark Purchase and the conforming of Anne Klein financial statement presentation to that of the Company.

(a) The Company has historically included royalty income as a reduction of selling, general and administrative expenses. As a result of the purchase transaction, the Company will now be required to disclose royalty income as a separate income statement line item. This adjustment reflects the reclassification of royalty income out of selling, general and administrative expense.


(b) Anne Klein has historically included depreciation in selling, general and administrative expenses. In order to conform to the Company's presentation, Anne Klein's depreciation expense has been reclassified to depreciation and amortization. The Company has made a pro forma adjustment to eliminate the salaries and related benefits of Anne Klein employees who have not continued with the Company. In addition, during the twenty-six weeks ended July 3, 1999, Anne Klein incurred costs on behalf of Kasper, which were not included in Anne Klein's historical statement of operations, but were instead offset against the Purchase Price Prepayment included in Anne Klein's Balance Sheet. The Company has accordingly adjusted the pro forma statement of operations to include these costs.

     Elimination of personnel costs that will not be incurred by the Company                      $  (2,618)
     Costs incurred by Anne Klein on behalf of Kasper not expensed                                    2,800
     Reclassification of Kasper royalty income                                                          474
     Reclassification of Anne Klein Depreciation                                                        (60)
                                                                                               ------------
                                                                                                  $     596

     In addition to the above, the Company believes additional cost savings will be realized through the combination of the two companies.

(c)  Trademark Amortization  (35 years - expected useful life)                                    $    903
     Reclassification of Anne Klein Depreciation                                                        60
                                                                                               ------------
                                                                                                  $     963

(d)  Elimination of Anne Klein Interest Expense                                                       (599)
     Bondholder Consent Fee Amortization (43/4years - remaining life)                                  232
     New Deferred Financing Fees Amortization (41/2years - remaining life)                             263
     Elimination of amortization -Old Deferred Financing Fees                                         (404)
     Interest relating to Revolving Credit Facility                                                  2,724
                                                                                               ------------
                                                                                                  $  2,216

(e) The Company has offset its taxable income by the losses of Anne Klein thereby eliminating the Company's income tax provision. No tax benefit was recorded for the losses of Anne Klein in excess of the current income of the Company.

(f) During the first half of 1999, Anne Klein made a $1,800 payment to its parent company in the form of a management fee. The Company considers this transaction to be non-recurring and not indicative of what the Company's results of operations would have been had the Trademark Purchase been consummated at the beginning of 1999. However, the Company has not excluded this transaction from the pro forma statement of operations.

                Loss Reported by Anne Klein                  $   (2,114)
                  Management fee - parent company                 1,800
                                                            -----------
                Adjusted Anne Klein Loss                     $     (314)
                                                            ===========

NOTE 3 - PRO FORMA ADJUSTMENTS FOR THE FISCAL YEAR ENDED JANUARY 2, 1999 - STATEMENT OF OPERATIONS


The adjustments to the unaudited pro forma combined condensed consolidated statement of operations reflect the Trademark Purchase of Anne Klein and the conforming of Anne Klein financial statement presentation to that of the Company.


(a) The Company has historically included royalty income as a reduction of selling, general and administrative expenses. As a result of the purchase transaction, the Company will now be required to disclose royalty income as a separate income statement line item. This adjustment reflects the reclassification of royalty income out of selling, general and administrative expense.


(b) Anne Klein has historically included depreciation in selling, general and administrative expenses. In order to conform to the Company's presentation, Anne Klein's depreciation expense has been reclassified to depreciation and amortization. The Company has made a pro forma adjustment to eliminate the salaries and related benefits of Anne Klein employees who have not continued with the Company.

     Elimination of personnel costs that will not be incurred by Company                         $   (5,236)
     Reclassification of Kasper royalty income                                                          852
     Reclassification of Anne Klein Depreciation                                                       (723)
                                                                                               ------------
                                                                                                 $    5,107

     In addition to the above, the Company believes additional cost savings will be realized through the combination of the two companies.

(c)  Trademark Amortization (35 years - expected useful life)                                     $   1,807
     Reclassification of Anne Klein Depreciation                                                        723
                                                                                               ------------
                                                                                                  $   2,530

(d)  Elimination of Anne Klein Interest Expense                                                   $    (206)
     New Deferred Financing Fees Amortization (41/2years - remaining life)                              525
     Bondholder Consent Fee Amortization (43/4years - remaining life)                                   463
     Elimination of amortization -Old Deferred Financing Fees                                          (807)
     Interest relating to Revolving Credit Facility                                                   5,212
                                                                                               ------------
                                                                                                  $   5,187

(e) This amount relates to Anne Klein's percentage share of the loss of its affiliate, which is accounted for under the equity method. As the affiliate is not part of the Trademark Purchase, the loss has been eliminated.

(f) The Company has offset its taxable income by the losses of Anne Klein thereby eliminating the Company's income tax provision. No tax benefit was recorded for the losses of Anne Klein in excess of the current income of the Company.

(g) During 1998, Anne Klein wrote off amounts due from affiliates ($8,120) that were deemed to be uncollectible; recorded an impairment loss ($3,141) based on expected estimated future cash flows; and made a payment ($3,600) to its parent company in the form of a management fee. The Company considers these transactions to be non-recurring and not indicative of what the Company's results of operations would have been had the Trademark Purchase been consummated at the beginning of 1998. However, the Company has not excluded these transactions from the pro forma statement of operations.

     Loss Reported by Anne Klein                                  $   (19,169)
       Write off of receivables from affiliated companies               8,120
       Impairment of long-lived assets                                  3,141
       Management fee - parent company                                  3,600
                                                                -------------
     Adjusted Anne Klein Loss                                   $     (4,308)
                                                                =============

                                    SIGNATURE
                                    ---------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         KASPER A.S.L., LTD.
                                         (Registrant)

Dated: September 22, 1999


                                    By:  /s/ Mary Ann Domuracki
                                         --------------------------------------
                                         Mary Ann Domuracki
                                         Executive Vice President -
                                         Finance and Administration

                                 EXHIBIT INDEX

Exhibit Number       Description
--------------       -----------

10.3 Letter Agreement, dated as of September 13, 1999, between Kasper A.S.L, Ltd. and Whippoorwill Associates, Inc., as agent for various discretionary accounts.